Exhibit 10.3

ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Assignment"), dated as of May 12, 2025, between Mercer Capital Global Opportunity Fund LLC (the "Assignor"), and Catheter Precision, Inc. (the "Assignee”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 12, 2025, among the Assignee and the purchasers signatory thereto.

WHEREAS, Assignor and QHSLab, Inc., a Nevada corporation (the “Company”), previously issued (a) that certain Original Issue Discount Secured Convertible Promissory Note which was issued effective August 10, 2021 with an initial principal amount of $806,000, maturity date of August 10, 2022, and is attached hereto as Exhibit A (the “2021 Note”); and (b) that certain Original Issue Discount Secured Convertible Promissory Note which was issued effective July 19, 2022, with an initial principal amount of $440,000, maturity date of July 19, 2023, and is attached hereto as Exhibit B (the “2022 Note” together with the 2021 Note, the “Notes”);

WHEREAS, the Assignor desires to assign its ownership interest in the Notes to Assignee, and the Assignee desires to purchase the Notes from the Assignor on the terms set forth in this Assignment and the Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

ASSIGNMENT; CLOSING

1.1         Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s interest in and to, and duties and obligations under the Notes, which assignment is made without recourse to Assignor.

1.2         Assumption of Obligations. Assignee hereby accepts the assignment from Assignor of all of the Assignor’s interest in and to the Notes and assumes all of Assignor’s duties and obligations under the Notes.

1.3         Ratification of the Notes; No Novation. This Assignment shall not extinguish the obligations for the payment of money outstanding under the Notes or discharge or release the lien or priority of any collateral, all such obligations being assumed by Assignee, concurrently with the release of Assignor hereunder. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Notes, which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Assignment or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any other obligor under any Note from any of its obligations and liabilities thereunder, except to the extent expressly set forth herein.

1.4         The Closing. Subject to the terms and conditions set forth in this Agreement, Assignor shall sell to Assignee its ownership interest in the Notes and the Assignees shall purchase from the Assignor the Notes for the consideration (“Purchase Price”) specified in the Purchase Agreement. The closing of the Assignment shall take place simultaneously with the closing of the transactions contemplated by the Purchase Agreement as specified in the Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1         Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to the Assignee:

(A) Authorization; Enforcement. Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by such Assignor and the consummation by them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Assignor and the Company and no further action is required by the Assignor of the Company. The Assignment contemplated hereby has been duly executed by Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

(B)         Ownership.         Assignor owns and is conveying to Assignee all of its rights, title and interests to the Notes, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Notes shall vest in Assignee free of all liens and other charges.

(C)         No Consents, Approvals, Violations or Breaches. To the knowledge of the Assignor, neither the execution and delivery of this Agreement by the Assignor, nor the consummation by Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor’s properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, including without limitation, the Notes, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party or by which Assignor or any of Assignor’s properties or assets may be bound which would have a material adverse effect upon Assignor or the Notes and the rights thereunder.

(C) Enforceability of Notes. To the knowledge of Assignor, the Company has not made any claim that the Notes are not enforceable.

(D) Accuracy of Notes; Principal and Interest. A copy of the 2021 Note is attached as Exhibit A and a copy of the 2022 Notes is attached as Exhibit B. As of the date of this Assignment, to the knowledge of
Assignor the approximate aggregate principal amount, plus all accrued but unpaid, interest, fees and other amounts owed by the Company under the 2021 Note is equal to $721,841 and, and the approximate aggregate principal amount, plus all accrued but unpaid, interest, fees and other amounts owed by the Company under the 2022 Note is equal to $462,306.

2.2         Representations and Warranties of Assignee. Assignee represents and warrants to Assignor as follows:

(A)          No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignee, nor the consummation by the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to each of the Assignee or any of his properties or assets, the violation of which would have a material adverse effect upon the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignee is a party or by which the Assignee or any of its properties or assets may be bound which would have a material adverse effect upon the Assignee.

(B)         The Assignee (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Assignee is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Assignee; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Company concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Assignee; and (iv) is in a financial position to hold the Notes for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company.

ARTICLE III

MISCELLANEOUS

3.1         Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

3.3         Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.4         Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

3.5         No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

3.6         Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Assignment.

3.7         Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Assignment.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR:

MERCER STREET GLOBAL OPPORTUNITY FUND LLC

/s/ Jonathan Juchno

Name: Jonathan Juchno

Title: Managing Partner

ASSIGNEE:

CATHETER PRECISION, INC.

By: /s/ David A. Jenkins

Name: David A. Jenkins

Title: Chief Executive Officer

ACKNOWLEDGEMENT

QHSLab, Inc., Inc., a Nevada corporation (the “Company”), acknowledges the foregoing Assignment dated May 12, 2025 and consents to the assignment of the Notes by Mercer Capital Global Opportunity Fund LLC (“Assignor”) to Catheter Precision, Inc. (the “Assignee”). The Company hereby agrees to reasonably cooperate with Assignor and Assignee to fulfill the objectives of this Assignment, including reissuing the Notes to Assignee, and further recognizes that Assignee shall be deemed as successor to the Assignor as to all rights pertinent to the Notes. The Company hereby represents and warrants that the statements regarding the Notes made in the Company’s Form 10-K for the year ended December 31, 2024, including those made with respect to outstanding principal and accrued interest under the Notes, are accurate in all material respects.

QHSLabs, Inc.

By: /s/ Troy Grogan

Exhibit A

2021 Note

[Attached]

[omitted]

Exhibit B

2022 Note

[Attached]

[omitted]